VESSEL CONSTRUCTION CONTRACT

                                    BETWEEN

                           AVONDALE INDUSTRIES, INC.

                                      AND

                            BELLE OF ORLEANS, L.L.C.



                                     Page 1

                               TABLE OF CONTENTS

ARTICLE I - DEFINITIONS                                            1
ARTICLE II - DESCRIPTION OF VESSEL                                 3
ARTICLE III - CONTRACT                                             4
ARTICLE IV - REGULATORY COMPLIANCE                                 5
ARTICLE V - PRICE AND PAYMENT                                      7
ARTICLE VI - TIME AND CONDITIONS OF DELIVERY                      10
ARTICLE VII - BUILDER'S DUTIES AND STATUS                         13
ARTICLE VIII - SUBCONTRACTS AND OTHER AGREEMENTS                  15
ARTICLE IX - OWNER'S DUTIES AND STATUS                            16
ARTICLE X - OWNER'S RIGHT TO STOP WORK                            18
ARTICLE XI - INSPECTION BY OWNER'S REPRESENTATIVE                 19
ARTICLE XII - CHANGES IN THE WORK                                 20
ARTICLE XIII - FORCE MAJEURE                                      22
ARTICLE XIV - WARRANTY                                            23
ARTICLE XV - INSURANCE                                            25
ARTICLE XVI - INDEMNITY                                           27
ARTICLE XVII - TAXES                                              28
ARTICLE XVIII - PATENTS                                           28
ARTICLE XIX - USE OF THE PLANS AND SPECIFICATIONS                 29
ARTICLE XX - DEFAULT                                              29
ARTICLE XXI - NOTICES                                             31
ARTICLE XXII - MEDIATION                                          32
ARTICLE XXIII - FINANCING MATTERS                                 34

ARTICLE XXIV - CONSTRUCTION                                       35
ARTICLE XXV - LAW APPLICABLE                                      35
ARTICLE XXVI - UNITED STATES APPROVAL                             35
ARTICLE XXVII - ASSIGNMENT                                        35
ARTICLE XXVIII - AGREEMENT                                        36

                                LIST OF EXHIBITS

Exhibit "A" - Specifications
Exhibit "B" - Drawings
Exhibit "C" - Labor Rates for Time and Material Changes
Exhibit "D" - Parent Guaranty
Exhibit "E" - Standard Provisions

                          VESSEL CONSTRUCTION CONTRACT

     THIS AGREEMENT is entered into as of this day of January, 1994 (the "Agreement"), between Avondale Industries, Inc., a corporation organized and existing under and by virtue of the laws of the State of Louisiana (the "BUILDER"), appearing herein through its duly authorized officer, and Belle of Orleans, L.L.C., (the "OWNER"), a Louisiana limited liability company, appearing herein through Metro Riverboat Associates, Inc., its duly authorized member.

                              W I T N E S S E T H:


                            ARTICLE I - DEFINITIONS

1.1  Advancement Plan - as defined in Paragraph 7.9.

1.2  Agreement - as defined in the preamble.

1.3  Analysis - as defined in Paragraph 6.12.

1.4  Arrangements - as defined in Paragraph 2.4.

1.5  Builder - as defined in the preamble.

1.6  Change Order - as defined in Paragraph 12.4.

1.7 Claim - A "Claim" shall mean a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money, extension of Contract time or other relief with respect to the terms of the Contract. The term "Claim" also includes other disputes and matters in question between OWNER and BUILDER arising out of or relating to the Contract. Claims must be made by written notice. The responsibility of substantiating Claims shall rest with the party making the Claim.

1.8  Commission - as defined in Paragraph 4.1.

1.9  Contract - as defined in Paragraph 3.1.

1.10 Contract Price - as defined in Paragraph 5.1.

1.11 Contract Time - "Contract Time" is the time elapsed between the confirmation of the reconfiguration Arrangements by Change Order pursuant to Paragraph 2.4 and the Scheduled Delivery Date, as adjusted hereunder.

1.12 Contract Documents - as defined in Paragraph 3.1.

1.13 Construction Schedule - as defined in Paragraph 6.11.

1.14 Defect - as defined in Paragraph 14.2.

1.15 Division - as defined in Paragraph 4.2.

1.16 Drawings - The "Drawings" are the graphic and pictorial portions of the Contract Documents showing the design, location and dimensions of the Work, generally including the outboard profile and arrangement plans, elevations, sections, details, schedules and diagrams.

1.17 Force Majeure - as defined in Article XIII.

1.18 Good Shipbuilding Practices - as defined in Paragraph 7.1.

1.19 Indemnitees - "Indemnitees" shall include the party indemnified, and its subsidiaries, partners and principals and each of their respective directors, officers, agents, servants and employees.

1.20 Invoice for Payment - as defined in Paragraph 5.4.

1.21 Lender - as defined in Paragraph 23.1.

1.22 Mediator - as defined in Paragraph 22.3.

1.23 Milestones - "Milestones" are the names given to the completion of certain events of construction which are critical to the timely completion of the Work except for milestone (#l) and the thirty (30) day milestone (#2). The milestones are set forth in Paragraph 5.2.

1.24 Owner - as defined in the preamble.

1.25 Owner's Representative - as defined in Paragraph 9.5.

1.26 Payment Schedule - as defined in Paragraph 5.2.

1.27 Principal Portion of the Work - The term "Principal Portion of the Work" shall mean that which exceeds $250,000.00.

1.28 Project - The "Project" is the total construction of the Vessel of which the Work performed under the Contract Documents is a part and which includes construction by OWNER or by other contractors.

1.29 Project Manager - as defined in Paragraph 7.8.

1.30 Project Materials - as defined in Paragraph 19.1.

1.31 Scheduled Delivery Date - as defined in Paragraph 6.1.

1.32 Specifications - The "Specifications" are that portion of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services, which are attached hereto as Exhibit "A".

1.33 Work - The term "Work" means the work required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the BUILDER to fulfill the BUILDER's obligations. The Work constitutes a part of the Project.

1.34 Vessel - as defined in Paragraph 2.3.

1.35 Unless otherwise stated in the Contract Documents, words which have well known technical or shipbuilding industry meanings are used in the Contract Documents in accordance with such recognized meanings.

                       ARTICLE II - DESCRIPTION OF VESSEL

     2.1 BUILDER, for and in consideration of the sum to be paid it by OWNER as hereinafter set forth agrees to build, equip, and deliver complete to OWNER, afloat at BUILDER'S yard in Westwego, Louisiana free and clear from all liens, and encumbrances, one (1) Paddlewheel Gaming Vessel, which shall be constructed in accordance with the following documents, which have concurrently been identified by the parties hereto and made a part hereof as if fully set forth herein:

     a.   Specifications, dated 1/6/94, Revisions        , attached
          hereto as Exhibit "A".

     b.   Drawings numbered

          93-049-001 - Outboard Profile (Revision 0)
          93-049-002 - Hold Plan and Main Deck Arrangement
          (Revision 0)
          93-049-003 - 2nd and 3rd Deck Arrangements (Revision 0)
          93-049-004 - 4th Deck and Pilothouse Arrangements, (Revision 0) attached hereto as Exhibit "B".

     2.2  The Vessel shall be assigned BUILDER'S Hull No. 114.

     2.3 Except for such OWNER-furnished equipment and services as may be listed in the Specifications, BUILDER agrees to furnish all professional design services, drawing development, engineering services, submittals, procurement, fabrication, assembly, construction, testing, inspection, management, supervision, quality control, quality assurance, trials, delivery to the specified location for delivery, plant, labor, tools, equipment and material, and miscellaneous support services, either expressly or reasonably required to produce a complete, ready-for-use Vessel, as contemplated by the Contract Documents (the "Vessel").

     2.4 OWNER and BUILDER acknowledge that the Drawings and Specifications will require some reconfiguration of the Vessel's gaming and/or gaming related area(s), limited to those areas which do not include the Vessel's structural, stability, main vertical fire zones, stairway and egress routes and hull lines, layout arrangements (the "Arrangements") in order to suit OWNER'S needs. BUILDER agrees to make such reconfiguration to the Drawings and Specifications in accordance with OWNER'S reasonable wishes, and OWNER agrees to cooperate with BUILDER in determining the necessary reconfiguration of the Arrangements, provided, however that the parties agree that the reconfiguration of the Arrangements has been considered in negotiating this Agreement and such reconfiguration shall not give rise to a change in the Contract Price or in the Contract Time. Within thirty (30) days of the date hereof, the parties agree to meet to finalize the reconfiguration of the Arrangements by no cost Change Order and payment of Milestone Number 2 funds.

     2.5 Title to all material furnished by BUILDER shall vest in OWNER when the same is either (a) actually installed or incorporated in the Work, or (b) delivered to the yard or other location specifically approved by OWNER and paid for by OWNER prior to incorporation into the Work, whichever occurs sooner. BUILDER shall comply with all requirements of the Louisiana Ship Mortgage Law, LA R.S. 9:5521 et seq, in connection with this Paragraph. BUILDER shall return to OWNER all OWNER supplied material not required for the completion of the Work.

     2.6 The Vessel shall be constructed in accordance with the Drawings and Specifications furnished by BUILDER.

                      ARTICLE III - CONTRACT

     3.1 The Contract Documents (the "Contract Documents") consist of this Agreement, the Drawings, the Specifications, and all written modifications issued after execution of this Agreement. These form the Contract (the "Contract"), and all are as fully a part of the Contract as if attached to this Agreement or repeated herein. An enumeration of the Contract Documents appears in Article I. The Contract may be amended or modified only by a written modification. The Contract Documents shall be signed by OWNER and BUILDER.

    3.2  The intent of the parties as enumerated in the Contract

Documents is for BUILDER to design and complete a fully functional Vessel for the Contract Price and within the Contract Time. The Drawings and Specifications are to be considered as cooperative and all work necessary for the execution of the Work if shown on the Drawings and not described in the Specifications and all work described in the Specifications and not shown on the Drawings, shall be considered as a part of the Work and shall be executed by BUILDER in the same manner and with the same character of material as other portions of the Contract without extra compensation.

     3.3 Unless expressly stipulated otherwise, BUILDER shall provide and pay for all services, labor, overtime labor, standby labor, methods, materials, equipment, transportation, fuel, taxes, permits and fees and all other facilities and services necessary to complete the Vessel for the Contract Price within the Contract Time.

     3.4 All general language or requirements contained in the Specifications and all other requirements inconsistent or in conflict with the provisions of this Agreement are superseded by this Agreement, it being the intent of the parties that the provisions of this Agreement shall prevail. If there is any conflict or inconsistency between the Specifications and the Drawings, the Specifications shall control.

                     ARTICLE IV - REGULATORY COMPLIANCE

     4.1 The effective date of this Contract shall be the date of execution by both parties and the receipt by BUILDER of the executed Parent Guaranty of Exhibit "D". Notwithstanding anything herein to the contrary, the parties acknowledge that pursuant to the rules and regulations of the Louisiana Riverboat Gaming Commission (the "Commission"), OWNER must file a copy of this Construction Contract with the Commission within five (5) days of execution by all parties. Should the Commission reject the Contract or fail to approve the Contract, both parties to this Contract hereby agree to cooperate in making such changes to the Contract as may be required by the commission.

     4.2 BUILDER represents and warrants that the Drawings and Specifications will comply with the standards and requirements set forth in La. R.S. 4:504 et seq., and the regulations promulgated by the Commission and the Louisiana Riverboat Gaming Enforcement Division (the "Division") which are in effect as of the date of execution of this Agreement. Should revisions to the Drawings or Specifications be required by the Commission because said Drawings and Specifications do not comply with the standards set forth in the law or the regulations, BUILDER agrees to perform all such revisions at its sole cost. Any revisions in the Drawings and Specifications required by changes in the law or regulations subsequent to execution of this Agreement shall be for the account of OWNER. If such revisions are necessary because of any reason other than an error or omission of BUILDER in failing to comply with the objective standards set forth in the law and the regulations, the revisions shall be treated as a Change Order hereunder. Any conflict between U.S. Coast Guard regulations and any other Federal, State or Local laws or regulations, the U.S.
Coast Guard regulations shall prevail.

     4.3 BUILDER shall provide access to the Work to any authorized representative of the Commission and Division. Upon presentation of valid identification, any member or employee of the Commission or Division shall have the right at all times to inspect all portions or component parts of the Work. BUILDER agrees to cooperate with representatives and/or members of the Commission and the Division. Such cooperation shall include but not be limited to providing any assistance required by these representatives during said inspection.

     4.4 The Vessel shall be constructed to meet the applicable requirements of regulatory bodies including but not limited to U.S. Public Health Service Certified; U.S. Coast Guard Certified per Sub-Chapter "H", A.B.S. (to the extent required by the U.S. Coast Guard); and as set forth in the Contract Documents, and interim and final certificates evidencing the required classifications shall be furnished by BUILDER to OWNER. BUILDER shall pay all fees necessary to secure such certificates. The Vessel shall meet all requirements of the Specifications for the Americans with Disabilities Act.

     4.5 In the event either party hereto becomes aware that any portion of the Contract Documents violate any rule or regulation of the U.S. Coast Guard or other regulatory authority, such party shall immediately notify the other of said violation. In this event, BUILDER will stop work involving the area of such violation until OWNER and BUILDER agree on the modification necessary to secure compliance. BUILDER shall be responsible for any increase in cost or time delay necessitated by a violation of U.S. Coast Guard rules or regulations in the Contract Documents in effect at the time of execution of this Contract.

     4.6 If any enforced changes in the U.S. Coast Guard or U.S. Public Health Service rules or in the applicable rules of any governmental agency are made subsequent to the date of this Contract, whereby the Contract Price is increased and/or the Contract Time is extended, OWNER shall authorize and pay for, in accordance with the terms of this Contract, as a change under this Contract, such alterations, additional work items, outfit and/or equipment or additional time as may be required to meet the enforced changes.

     4.7 BUILDER shall submit Drawings and Specifications to any regulatory agencies or authorities required by law. BUILDER shall pay for all fees and permits necessary to accomplish the Work.

     4.8 BUILDER shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities bearing on performance of the Work.

     4.9 BUILDER shall keep OWNER informed of any changes in law, rules, approvals or permit required by the U.S. Coast Guard or U.S. Public Health Service for the Project. BUILDER will not be responsible for informing OWNER of any changes in state law, including gaming laws, except to the extent BUILDER become aware of said changes.

     4.10 BUILDER shall ensure that the Drawings and Specifications are in accordance with applicable laws, statutes, codes, and rules and regulations, except as expressly provided herein.

     4.11 If BUILDER performs Work which is contrary to laws, statutes, codes and rules and regulations without such notice to OWNER, BUILDER shall assume full responsibility for the repair, removal or remediation of such Work and shall bear the attributable costs. If the laws, codes, statutes or rules change during construction and such changes which affect the Work already performed or to be performed, such changes shall be made by Change Order.

                         ARTICLE V - PRICE AND PAYMENT

     5.1 OWNER, in consideration of the true and faithful performance on the part of BUILDER, agrees to pay to BUILDER the sum of $27,881,000.00 for the Vessel as adjusted by Change Orders issued hereunder (the "Contract Price").

     5.2 OWNER agrees to pay BUILDER according to the following payment schedule (the "Payment Schedule") for the Work:


MILESTONE
NUMBER*    MILESTONE                  DEFINITION                PERCENTAGE
                             (% of Contract Price)
  1       Contract Signed       Contract is signed for
                                construction of Vessel             1%

  2       Sign-off on           OWNER and BUILDER
          Drawings and          mutually sign-off on
          Specifications        Vessel Drawings and

                                Specs (on or before 30
                                days)                             19%

  3       Lay Keel              Complete structural
                                fabrication of lead
                                innerbottom module
                                including bottom plate,
                                tank top and transverse
                                structure.                        10%

  4       Complete              Complete the joining of
          Erection of           both innerbottom modules
          innerbottom           on shipway.                       10%

  5       Hull Erected          Hull modules, from main
                                deck down, are erected
                                on shipway.                       10%

  6       Superstructure        Complete erection of 50%
          Erection 50%          of Superstructure units
          complete              (excluding pilot house).          15%

  7       Start Joiner          Commence joiner work
                                onboard Vessel                     2%

  8       Set Pilot House       Pilot House is set onto
                                Vessel superstructure.            11%

  9       Launch                Vessel is launched from
                                launchway.                        11%

  10      Delivery              OWNER takes delivery of
                                Vessel.                           11%

(*Subject to adjustment in accordance with Paragraph 6.11.)

     5.3 Retainage in the amount of ten percent (10%) of each payment shall be withheld from each payment up to 50% of completion. Thereafter no additional retainage will be withheld.

     5.4 Milestones shall be completed sequentially and no payment for any Milestones other than Numbers 1 and 2 shall be due until at least Twenty (20) days has passed from notice to OWNER of completion of the previous Milestone. Upon completion of each Milestone, BUILDER shall notify OWNER in writing by submitting an Invoice for Payment (the "Invoice for Payment"). OWNER shall be entitled to inspect the progress and confirm achievement of the Milestone. BUILDER shall invoice OWNER for the percentage of Contract Price payable for that Milestone. Within ten (10) days of receiving BUILDER'S Invoice for Payment on any Milestone, OWNER will notify BUILDER if it determines that the Milestone has not in fact been achieved along with OWNER'S reasons for said determination. OWNER'S failure to notify BUILDER within ten (10) days of receipt of an Invoice for Payment shall constitute OWNER'S acceptance of the Milestone as complete.

     5.5 BUILDER shall submit, together with each Invoice for Payment, other than Numbers 1 and 2, an affidavit including 1) BUILDER'S certification that the Milestone has been reached, and 2) BUILDER'S statement that it is aware of no liens filed against the Work by itself, any third party, supplier, vendor, laborer or subcontractor of any tier, or a description of any lien(s) which have been filed against the Work.

     5.6 Providing OWNER has not rejected BUILDER'S invoice for payment pursuant to Paragraph 5.4 (except in the case of reconfiguration of the Arrangements and Delivery), OWNER shall pay such invoice not later than twenty (20) days after said submittal. OWNER shall pay that portion of all Change Orders approved as of the date of an Invoice for Payment representing the percentage of completion of the Work associated with the Milestone for which payment is requested.

     5.7 A payment shall in no way lessen the responsibility of BUILDER to correct and/or replace work, if it shall be later discovered to have been improperly done or not according to this Contract or the plans, drawings, specifications or other Contract Documents. The payments requested under this Article shall not in any respect be deemed to be an acceptance of work theretofore done, nor shall they release BUILDER from any responsibility whatsoever in connection therewith.

     5.8 Invoices for Milestones 1 (Contract Signing), Confirmation of Arrangements and 11 (Delivery) shall be paid upon receipt.

     5.10 On the day of delivery of the Vessel, OWNER shall pay to BUILDER the full amount of the Contract Price, as adjusted, including all holdbacks, except for retainage, less any amounts previously paid.

     5.11 Payment of the retainage accumulated hereunder shall be due sixty (60) days after delivery of the Vessel except for the cost of completing any unfinished Work or correcting any warranty Defects known on the sixtieth day following delivery. Said cost of completion and correction may be retained by OWNER until the correction of the warranty Defect is complete.

     5.12 In the event that any party hereto becomes aware of any materialman's or workmans liens or privileges which are filed or have arisen against the Project or any portion thereof, or any property of OWNER in connection with this Project when such lien or privilege results from the Work of BUILDER, any of its Subcontractors, Sub-subcontractors or materialmen, BUILDER agrees to cause such liens or privileges to be removed, or file a bond in lieu thereof, within ten (10) days of learning of such lien, at its sole expense. If any such lien or privilege is filed and BUILDER does not cause such lien or privilege to be removed or bonded, OWNER shall have the right to pay all sums necessary to obtain removal of such lien or privilege and deduct all sums to be paid from the Contract Price or from the next succeeding payment until OWNER shall recoup the total amount of such lien or privilege.


                 ARTICLE VI - TIME AND CONDITIONS OF DELIVERY

     6.1 Time is of the essence in this Contract. The Vessel, after required trials set forth in the Specifications, completed in accordance with the Specifications and the Drawings, shall be delivered to OWNER, subject to the qualifications of this Contract, on or before 12 months and 15 days from the date of the second payment required hereunder (Confirmation of Arrangements), or on such later date or dates as may be required by reason of Change Orders agreed to by BUILDER and OWNER, or by reason of specified delays resulting from "Force Majeure", as that term is defined herein, (the "Scheduled Delivery Date").

     6.2 BUILDER shall furnish OWNER upon delivery of the Vessel a BUILDER'S certificate together with whatever other documents may be required by law or by any regulatory agency of the United States having jurisdiction on the premises in order for OWNER to document the Vessel in its name. Any expense in connection with the furnishing of such documents and with the documentation of such Vessel shall be paid by OWNER. In addition BUILDER shall furnish OWNER on delivery of the Vessel with the following:

     a. An affidavit by BUILDER that all bills, costs and expenses related to the Vessel have been paid, or will be paid in the normal course of business, including, without limitation, all subcontractors, suppliers and materialmen and stating that the Vessel is free and clear of all liens and encumbrances.

     b.   A bill of sale warranting good and marketable title to the Vessel.

     c. A Certificate of BUILDER that the Vessel has been constructed and completed in accordance and conformity with the Specifications and the working drawings.

     d. A complete set of as-built drawings of the Vessel on mylar transparencies and on Autocad 12 or such other format as shall be subsequently in use by BUILDER.

     6.3 The Vessel shall be built and delivered by BUILDER and accepted at BUILDER'S yard in Louisiana or such other location in the New Orleans area as OWNER may designate at its additional cost. OWNER shall execute a delivery and acceptance certificate at the time of delivery and acceptance of the Vessel.

     6.4 In the event BUILDER shall deliver the Vessel before the Scheduled Delivery Date, OWNER shall increase the Contract Price in the amount of $5,000.00 per day for each and every day up to a maximum of thirty (30) days that the actual vessel delivery precedes the Scheduled Delivery Date set forth in Paragraph 6.1 hereof, as adjusted under the terms of this Agreement.

     6.5 If completion and delivery of the Vessel shall be delayed beyond the Scheduled Delivery Date, it is agreed that OWNER will suffer damages which are difficult of ascertainment and the parties hereby agree that OWNER shall sustain liquidated damages. The liquidated damages set forth hereinafter shall be OWNER'S sole remedy for late delivery.

     6.6 In the event BUILDER shall deliver the Vessel later than the seven (7) days after the Scheduled Delivery Date, but on or before twenty (20) days after the Scheduled Delivery Date, BUILDER shall pay to OWNER as liquidated damages in the form of a reduction in the Contract Price, to the extent any amounts are still owing, the amount of ($12,868.15) per day for each and every day that the actual vessel delivery date exceeds the Scheduled Delivery Date, as adjusted.

     6.7 In the event BUILDER shall deliver the Vessel later than twenty (20) days after the Scheduled Delivery Date, but on or before forty (40) days after the Scheduled Delivery Date, BUILDER shall pay to OWNER as liquidated damages in the form of a reduction in the Contract Price, to the extent any amounts are still owing, the amount of ($16,728.60) per day for each and every day that the actual vessel delivery date exceeds twenty (20) days after the Scheduled Delivery Date, as adjusted. Any amount payable as liquidated damages under this paragraph shall be in addition to the reduction in price provided in the preceding paragraph.

     6.8 In the event BUILDER shall deliver the Vessel later than forty (40) days after the Scheduled Delivery Date, but on or before sixty (60) days after the Scheduled Delivery Date, BUILDER shall pay to OWNER as liquidated damages in the form of a reduction in the Contract Price, to the extent any amounts are still owing, the amount of ($25,092.90) per day for each and every day that the actual vessel delivery date exceeds forty (40) days after the Scheduled Delivery Date, as adjusted. Any amount payable as liquidated damages under this paragraph shall be in addition to the reduction in price provided in the preceding paragraph.

     6.9 In the event BUILDER shall deliver the Vessel later than sixty (60) days after the Scheduled Delivery Date, but on or before seventy-seven (77) days after the Scheduled Delivery Date, BUILDER shall pay to OWNER as liquidated damages in the form of a reduction in the Contract Price, to the extent any amounts are still owing, the amount of ($39,361.41) per day for each and every day that the actual vessel delivery date exceeds sixty (60) days after the Scheduled Delivery Date, as adjusted. Any amount payable as liquidated damages under this paragraph shall be in addition to the reduction in price provided in the preceding paragraph. OWNER and BUILDER agree that the aggregate maximum amount of liquidated damages that BUILDER shall be responsible for is six percent (6%) of the Contract Price. In the event of an increase in purchase price pursuant to Change Order(s), liquidated damages shall be adjusted upward to reflect a maximum of six percent (6%) of the total Contract Price. Such adjustment shall be made by dividing six (6%) percent of the increase in the purchase price by the number of sixteen (16) days and adding that number to the amount stated in Paragraph 6.9 herein.

     6.10 If BUILDER fails to deliver the Vessel on or before ninety (90) days following the Scheduled Delivery Date, as adjusted, OWNER may terminate this Contract and take possession of the Work, transport the Work in progress, at BUILDER'S expense from BUILDER'S yard to another location, and complete the Work by such means as OWNER reasonably deems fit. Upon notification of OWNER'S termination of this Agreement, pursuant to this Article, BUILDER will promptly undertake, at its sole cost, to place all Work in a suitable condition for transportation to another location within Louisiana. BUILDER will assist OWNER in the removal from the yard of any Work completed to the date when the work was discontinued. In such event, BUILDER shall allow OWNER or OWNER'S Representative(s), and other contractors continuing access to BUILDER'S yard for a period of ninety (90) days following such termination in order to continue the Work in progress. In such case, BUILDER shall not be entitled to receive any further payment until the Work is completed. If the unpaid balance of the Contract Price shall exceed the expense of completing the Work, including reasonable compensation for additional managerial and administrative services, such excess shall be paid to BUILDER. If such reprocurement expense, shall exceed such unpaid balance, BUILDER shall pay the difference to OWNER promptly on demand.

     6.11 Within thirty (30) days after the award of the Contract, BUILDER shall submit to OWNER a detailed Construction Schedule (the "Construction Schedule") for completion of the Project within the Contract Time. Such schedule shall indicate dates for commencement and completion of the various parts of the Work. All points of interface between OWNER and BUILDER (i.e., all instances where performance of BUILDER'S Work depends upon OWNER) and appropriate restraints shall be included in the Construction Schedule. In particular, but not by way of limitation, the required delivery date of each item of OWNER furnished material and equipment shall be included, provided however BUILDER shall not be responsible for including on the Construction
Schedule items to be furnished by OWNER, or OWNER'S separate Work of which BUILDER is unaware because OWNER has not furnished BUILDER with necessary information. In addition to any and all other parts of the Work shown, said Construction Schedule shall indicate the dates of completion of the Milestones set forth in the Payment Schedule.

     6.12 OWNER and BUILDER shall meet from time to time to review the Construction Schedule. If it is determined at any periodic schedule-review meeting with OWNER that BUILDER is not substantially on schedule and that completing the Work within the Contract Time is in jeopardy, BUILDER shall, within three (3) days thereafter, provide a plan to OWNER, which plan must set forth a revised Construction Schedule with a resequencing and/or acceleration of elements of the Work in order to complete the Project within the Contract Time or the shortest possible time thereafter. If either the OWNER or the BUILDER believe that a revision of the Construction Schedule is needed because of delays to or changes in the BUILDER'S work, the BUILDER shall submit to the OWNER a written analysis (the "Analysis"). The Analysis shall illustrate what the BUILDER believes is the influence of each change or delay on the Construction Schedule and demonstrate how the BUILDER proposes to incorporate the change or delay into the Work. If (1) BUILDER is continually or habitually late in reaching Milestones, or (2) the Construction Schedule shows that BUILDER will be substantially late in reaching said Milestones so as to delay the Scheduled Delivery Date more than ninety (90) days, or (3) it is reasonably apparent that the Scheduled Delivery Date will be delayed beyond ninety (90) days, then the OWNER may, upon payment of BUILDER'S actual accrued cost and contractual commitments, remove the Vessel to another yard for completion. This will be OWNER'S sole remedy and BUILDER'S sole liability under this paragraph.

             ARTICLE VII - BUILDER'S DUTIES AND STATUS

     7.1 The BUILDER and OWNER accept the relationship of cooperation established between them by this Agreement. BUILDER acknowledges that the subject Vessel is being constructed as a riverboat gaming vessel for the carriage of passengers in the tourism/gaming industry. BUILDER agrees to construct the Vessel in accordance with good shipbuilding practices in order to meet the appropriate standards of construction and levels of finish for the class and type of vessel required herein by the Drawings and Specifications. The parties agree to cooperate and further their respective and mutual interest in completing this Contract. BUILDER agrees to furnish efficient business administration and superintendence and to make all efforts to furnish at all times an adequate supply of workmen and materials with expedited promptness in order to preclude delay in the orderly process of the Work. OWNER agrees to provide the financial arrangements to fulfill its obligations under the Contract and furnish all required information, services, reviews and equipment with expedited promptness in order to preclude delay in the orderly progress of the Work. The parties will perform the work in a manner consistent with the interests of the OWNER and BUILDER and with good shipbuilding practices. "Good Shipbuilding Practices" for this Article means the construction of a vessel to soundly conceived and engineered detailed plans prepared by BUILDER with due consideration to a standard of high quality, incorporating the specified components in order to meet Specification requirements utilizing construction and testing methods that ensure that the completed vessel will conform to the intended design required for use in the tourist gaming industry consistent with the Specification allowances.

     7.2 BUILDER acknowledges that the Drawings and Specifications and other portions of the Contract Documents relating to the design and construction of the vessel have been or will be drawn and prepared by BUILDER, professionals, and others selected, employed and paid by BUILDER. Design services shall be performed by licensed, qualified and experienced architects, engineers, professionals, and others selected and paid by BUILDER. However, nothing contained herein shall create any contractual relationship between such persons and OWNER.

     7.3 BUILDER shall coordinate operations of Subcontractors and other persons performing portions of the Work under a contract with BUILDER and shall see that cooperation is obtained.

     7.4 BUILDER shall be responsible to OWNER for acts and omissions of BUILDER'S employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract with BUILDER.

     7.5 BUILDER shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of OWNER (except as expressly set forth in this Contract) or because of any tests, inspections or approvals required or performed by persons other than BUILDER.

     7.6 BUILDER shall be responsible for the cost of independent testing and inspection and, when required, testing of portions of Work already performed under this Contract to determine that such portions are in proper condition to receive subsequent Work.

     7.7  BUILDER will prepare Change Orders.

     7.8 BUILDER shall employ a competent, full time Project Manager (the "Project Manager"), who shall initially be Barry Fassbender. The Project Manager shall be in attendance at the Project site during the progress of the Work as the Work requires. The Project Manager shall represent BUILDER, and all communications given to the Project Manager shall be binding as if given to BUILDER. All communications shall be confirmed on written request in each case. BUILDER shall not replace the Project Manager without OWNER'S prior approval, which shall not be unreasonably withheld.

     7.9 BUILDER acknowledges that OWNER'S submissions to the Commission include a commitment to develop a program regarding the recruitment, training, and advancement of, and the awarding of contracts to, minorities, women and Louisiana residents (the "Advancement Plan") in the construction, planning, development and operation of the Project. BUILDER, in conjunction with the requirements of the Advancement Plan, hereby agrees to make good faith efforts to reach those goals contained in the Advancement Plan with regard to the hiring of women and minorities as employees, with the selection and retention of subcontractors, and for the procurement of goods from minority-owned and women-owned firms. OWNER and BUILDER acknowledge that such goals are flexible and are not designed to be quotas nor to discriminate against any individual and that OWNER and BUILDER will make good faith efforts to meet these goals. It is acknowledged, however, that BUILDER must hire skilled workers to construct the Vessel according to Good Shipbuilding Practice, and that these goals will not restrict BUILDER'S ultimate authority in the hiring of skilled workers.

     7.10 OWNER shall have an option to request BUILDER to furnish within thirty
(30) days of payment of Milestone Number 2 a payment and performance bond covering faithful performance of the Contract and payment of obligations arising thereunder for the full value of the Contract Price. The cost of the bond will be for the account of OWNER that is reimbursed to BUILDER by adding the bond premium to the next milestone payment following the furnishing of the bond. The bond provisions and underwriters will be reasonably acceptable to the OWNER and BUILDER. The issue of the bond will be subject to the market and rates applicable during the option period following payment of Milestone Number 2 and the approval of the Agreement by the bonding company.

                ARTICLE VIII - SUBCONTRACTS AND OTHER AGREEMENTS

     8.1 All portions of the Work that BUILDER'S organization does not perform shall be performed under Subcontracts or by other appropriate agreement with BUILDER. Nothing contained in the Contract Documents shall create any contractual relationship between OWNER and any Subcontractor.

     8.2 Unless otherwise stated in the Contract Documents or the bidding requirements, BUILDER, as soon as practicable after award of the Contract, shall furnish in writing to OWNER the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each Principal Portion of the Work.

     8.3 BUILDER shall not change a Subcontractor, previously selected without first notifying OWNER.

     8.4 Each contract entered into by BUILDER (after execution of this Agreement) with any Subcontractor or materialman shall provide that, if this Contract is terminated for any reason, such contract with a Subcontractor or materialman shall be, by its terms, at OWNER'S option, assigned to and assumed by OWNER or a person designated by OWNER, without any need for action by BUILDER or such Subcontractor or materialman, and such Subcontractor or materialman shall continue to be bound by such contract. This provision shall survive the termination of the Contract.

     8.5 BUILDER shall use its best efforts to include in all Subcontracts for a Principal Portion of the Work a provision permitting voluntary termination by BUILDER without cancellation charge or penalty.

     8.6 BUILDER shall furnish to OWNER a copy of each subcontract it enters into for a Principal Portion of the Work in connection with the Project within ten (10) days after execution of such subcontract.

                  ARTICLE IX - OWNER'S DUTIES AND STATUS

     9.1 OWNER may be full time or may visit the site at intervals appropriate to the stage of construction to become generally familiar with the progress and quality of the completed Work and to determine in general if the Work is being performed in a manner indicating that the Work, when completed, will be in accordance with the Contract Documents. However, the OWNER will not be required or waive any of its rights hereunder for failure to make on-site inspections to check quality or quantity of the Work.

     9.2 The OWNER will not have control over or charge of and will not be responsible for design or construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the responsibility of BUILDER. OWNER shall not be responsible for BUILDER'S failure to carry out the Work in accordance with the Contract Documents. OWNER will not have control over or charge of and will not be responsible for acts or omissions of BUILDER, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

     9.3 OWNER will have authority to reject Work which does not conform to the Contract Documents, provided that any notice of such rejection shall be in writing to BUILDER and shall state the precise nature and reason for rejection. Whenever the OWNER considers it necessary or advisable, OWNER will have authority to require additional inspection or testing of the Work in accordance with the Contract Documents, whether or not such Work is fabricated, installed or completed. However, neither this authority of OWNER nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of OWNER to BUILDER, Subcontractors, material and equipment suppliers, their agents or employees, or other persons performing portions of the Work. If the OWNER determines that portions of the Work require additional testing or inspection, the OWNER will instruct the BUILDER to make arrangements for such additional testing or inspection by an entity acceptable to OWNER, and BUILDER shall give timely notice to OWNER of when and where tests and inspection are to be made so OWNER may observe such procedures. The OWNER shall bear costs except as provided herein. If any testing or inspection discloses that any methods or means of construction or material or workmanship are not acceptable under the Contract Documents, the BUILDER shall reimburse the OWNER for the costs of such tests and inspections, including the cost of related labor and facilities.

     9.4 OWNER shall be responsible to BUILDER for the acts and omissions of OWNER'S employees, subcontractors and their agents and employees and other persons performing portions of the Project under a contract with OWNER.

     9.5 Within fifteen (15) days of award of the Contract, OWNER shall appoint its interior design agent and OWNER'S Representative (the "OWNERs
Representative") and shall make them available to work with BUILDER to develop the construction Schedule.

     9.6 Within ninety (90) days of payment of Milestone Number 2, OWNER shall make available to BUILDER all technical information necessary for incorporating all OWNER furnished equipment into the Vessel design along with the list of vendors selected to provide such equipment.

     9.7 Within one hundred twenty (120) days of payment of Milestone Number 2, OWNER shall present to BUILDER the finalized aspects of all interior design and allowance items impacting the detailed engineering efforts of BUILDER and joiner contractor, and shall have final selections of all equipment and materials identified as "long lead items" by the Construction Schedule. Certain long lead items shall be identified by BUILDER within thirty (30) days of execution hereof. With respect to those items so identified, OWNER shall present information to BUILDER in such shorter time period, as shall be reasonably required by BUILDER which shall be in no event shorter than sixty (60) days.

     9.8 OWNER will review and comment upon or take other appropriate action upon BUILDER'S submittals such as Shop Drawings, product Data and Samples, but only for the limited purpose of checking for conformance with OWNER'S wishes. OWNER'S action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the BUILDER or separate contractors, while allowing sufficient time to permit adequate review not to exceed ten (10) days. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of BUILDER as required by the Contract Documents. OWNER'S review of BUILDER'S submittals shall not relieve BUILDER of the obligations under the Contract Documents. OWNER'S review shall not constitute approval of safety precautions or of any construction means, methods, techniques, sequences or procedures. The OWNER'S approval of a specific item shall not indicate approval of an assembly of which the item is a component.

     9.9 OWNER may engage other contractor's or its own personnel to perform work in connection with the Project, including installation of furniture, fixtures or equipment, but only subject to this Agreement. More than one builder may be engaged to perform work in a single trade. BUILDER shall cooperate with and fully coordinate its Work with the work of OWNER and the other contractors. BUILDER shall immediately report to OWNER, in writing, any apparent deficiencies in the other contractors' work which would affect the Work hereunder.

                     ARTICLE X - OWNER'S RIGHT TO STOP WORK

     10.1 If BUILDER fails to correct Work which is not in accordance with the requirements of the Contract Documents or persistently fails to carry out Work in accordance with the Contract Documents, and such failure continues for ten
(10) days after written notice from OWNER, OWNER, by written order or by the OWNER'S Representative or an agent specifically so empowered by OWNER in writing, may order BUILDER to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of OWNER to stop the Work shall not give rise to a duty on the part of OWNER to exercise this right for the benefit of BUILDER or any other person or entity.

     10.2 OWNER'S right to stop the Work shall not relieve BUILDER of any of its responsibilities or obligations under the Contract Documents and shall be in addition to and not in restriction or derogation of OWNER'S right to terminate hereunder.

     10.3 In the event that OWNER exercises its right to stop the Work pursuant to Article X, BUILDER'S sole remedy shall be an extension of the Contract Time for a period equal to the time during which the Work was stopped.

               ARTICLE XI - INSPECTION BY OWNER'S REPRESENTATIVE

     11.1 BUILDER will furnish reasonable space at its yard for the duly authorized representative(s) of OWNER who shall have reasonable access to the work of BUILDER whenever the yard is open for business and at all times when Work is being done, wherever located. BUILDER shall furnish OWNER on a monthly basis a schedule of the work to be performed on the Vessel and OWNER'S Representative(s) may inspect all workmanship and material which is in conformity with this Contract, the Specifications and the Drawings, and may reject all workmanship and material which does not comply with this Contract, the Specifications and the Drawings, provided that any inspection or failure to inspect or failure to reject workmanship and material by OWNER'S Representative shall not prejudice the rights of OWNER under the provisions of this Contract.

     11.2 BUILDER shall promptly correct Work rejected by OWNER for failing to conform to the requirements of the Contract Documents. BUILDER shall bear costs of correcting such rejected Work, including additional testing and inspections and expenses made necessary thereby.

     11.3 In the most expeditious manner, however without delaying the Construction Schedule, BUILDER shall promptly remove from the Vessel portions of the Work which are not in accordance with the requirements of the Contract Documents and have been neither corrected by BUILDER nor accepted by OWNER.

     11.4 If BUILDER does not proceed with correction of such nonconforming Work within a reasonable time fixed by written notice from OWNER (provided however, that BUILDER shall not be required to remove work in a manner which would delay the Construction Schedule), OWNER may remove it and store the salvable materials or equipment at BUILDER'S expense.

     11.5 If OWNER prefers to accept Work which is not in accordance with the requirements of the Contract Documents, OWNER may do so instead of requiring its removal or correction, in which case the Contract Price will be reduced as agreed to and equitable. Such adjustment shall be effected whether or not final payment has been made.

                  ARTICLE XII-CHANGES IN THE WORK

     12.1 Subject to the requirements of other work then pending in the yard, the right is reserved by OWNER to make any deductions from or additions to the Specifications and the Drawings on giving due notice in writing to BUILDER, the amount of any such changes to be agreed upon in advance by OWNER and BUILDER, and added to, or deducted from the total Contract Price. If any such change shall delay the completion of the work, BUILDER shall be allowed reasonable additional time sufficient to cover such delay. A statement of the increased or reduced amount, and/or any additional time required, as aforesaid, shall be submitted to OWNER by BUILDER, and shall be approved by OWNER in writing before any such change is made.

     12.2 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, subject to the limitations herein.

     12.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and BUILDER shall proceed promptly, unless otherwise provided in the Change Order.

     12.4 A Change Order ("Change Order") is a written instrument prepared by BUILDER and signed by OWNER and BUILDER, stating their agreement upon a change in the Work; the amount of the adjustment in the Contract Price, if any; and the extent of the adjustment in the Contract Time, if any.

     12.5 When OWNER and BUILDER agree on adjustments in the Contract Price and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

     12.6 If BUILDER wishes to make a Claim for an increase in the Contract Price, he shall give OWNER written notice thereof as provided herein. This notice shall be given by BUILDER before proceeding to execute the Work, except in an emergency endangering life or property in which case BUILDER may proceed. No such Claim shall be valid unless so made. If OWNER and BUILDER cannot agree on the amount of the adjustment in the Contract Price, the parties may invoke voluntary mediation as described herein or it shall be determined by Judicial Proceeding. Any change in the Contract Price resulting from such Claim shall be authorized by a Change Order.

     12.7 BUILDER shall itemize each Claim for adjustment to Contract Price brought about by changes to Work, as to labor, material and services involved. BUILDER'S itemized estimate sheet showing changes or credits for additions to or deductions from Work as shown on Drawings and described in Specifications shall at all times be open to inspection by the OWNER.

     12.8 Changed or extra work will be paid for at the unit prices or lump sum stipulated in the Change Order authorizing the work, or alternatively OWNER may compensate BUILDER for such work on a time and materials basis to be computed in the following manner. The percentages in items b and c below shall also apply to a lump sum Change Order:

         a. LABOR. For all labor and foremen in direct charge of the specific operations, BUILDER shall be paid at the rates generally charged by BUILDER for such work, as provided in Exhibit "C" attached hereto. These rates are fully burdened and include, by way of example and not limitation, all fringe benefits (Health and Welfare, Pension Fund, etc.), Worker's Compensation, or Longshoreman's Insurance, subsistence and travel or camp costs when applicable, and a labor markup (to cover additional bond, property damage, liability insurance, unemployment insurance contributions, social security and other taxes, administrative overhead costs and profit).

         b. MATERIALS. For materials accepted by OWNER and actually used in the changed or extra work, BUILDER shall receive the actual cost of such materials delivered to BUILDER, including transportation charges, plus 10% (as overhead and profit). BUILDER shall furnish invoices to OWNER for all materials used in the Work plus freight charges when applicable.

         c. EQUIPMENT. For any machinery or special equipment (other than small tools) which have been authorized by OWNER, BUILDER shall receive the rental rates specified in the Change Order authorizing the work. No additional compensation will be made for other costs such as, but not limited to, fuels, lubricants, replacement parts or maintenance costs.

          (1) Equipment which must be rented or leased specifically for changed or extra work required under this Section shall be authorized in writing by OWNER. BUILDER shall be paid invoice price plus 5%.

          (2) Time will be recorded to the nearest one-quarter hour of actual use and exclusive of stand-by time for purposes of computing compensation to BUILDER for equipment utilized under these rates.

         d. GENERAL SUPERINTENDENCE. No additional allowance will be made for general superintendence, the use of small tools, or other costs for which no specific allowance is herein provided.

         e. RECORDS. BUILDER will maintain a daily record of labor, equipment and materials utilized in the Work covered under the Change Order and will present this record to OWNER at the end of each day's work for verification and signature.

     12.9 Unless specifically and expressly noted otherwise on its face, each approved Change Order shall include all direct and indirect costs, including delay, local disruption, cumulative disruption, acceleration and like costs associated with resulting from, or incidental to the approved Change Order. BUILDER hereby agrees that upon its acceptance of an approved Change Order, BUILDER waives and releases all Claims for any and all additional costs or delays in the Contract Time, including those based on cumulative disruption or cumulative impact theories, resulting from an approved Change Order.

     12.10 No change in the Work, whether by way of alteration or addition to the Work, shall be the basis of an addition to the Contract Price or a change in the Contract Time, unless and until such alteration or addition has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of the Contract Documents.


                   ARTICLE XIII - FORCE MAJEURE

     13.1 All obligations of the BUILDER contained in this Contract respecting the Contract Time shall be subject to extension by reason of "Force Majeure", which term is hereby declared to mean causes listed below that are beyond the reasonable control of the BUILDER and only to the extent that such event actually causes a delay. The parties agree that such events shall be limited to the following: industrial or civil disturbances, riots or insurrections, arrests and restraints of rulers and people; acts of God or acts of omissions of the OWNER; war; preparation for war; blockade, sabotage, vandalism and malicious mischief, landslides, floods, hurricanes, tornadoes, lightning, earthquakes or other natural catastrophes; collisions and fires; non-delivery and/or late delivery of any OWNER-furnished supplies, services, material or equipment (In the event these OWNER items are late then it is agreed that OWNER shall pay the reasonable additional costs of BUILDER because of such lateness.), which the BUILDER by it best efforts cannot avoid; explosions, epidemics, unavoidable casualties, or national emergencies; material interference in the orderly prosecution by BUILDER of the Work by OWNER'S contractors or subcontractors; Government or court orders, allocations or prohibitions. Rain shall not be considered a "Force Majeure" event unless its occurrence requires a shutdown of a substantial portion of all outside fabrication, assembly or painting work in the

BUILDER'S yard of the Work prior to 12:00 noon on a regularly scheduled work day. For each day on which rain requires a shut down as aforesaid, BUILDER shall be entitled to one (1) day's extension of the Contract Time. Force Majeure shall not include (i) shortage of skilled labor, (ii) delays in receiving materials, except as provided below, or (iii) delays of carriers by land, sea or air. Force Majeure may include delays of subcontractors or delays in receiving material, only if such delays are caused by a Force Majeure event.

     13.2 Within three (3) working days of knowledge of any "Force Majeure" event involving rain which may affect the Contract Time, the BUILDER shall notify the OWNER in writing and shall furnish an estimate, if possible, of the extent of the probable delay. Upon receipt of any such notice, the OWNER shall, within five (5) working days, acknowledge the same in writing and indicate agreement that such development is to be treated as a "Force Majeure" event, or state any objections, and the reasons therefor, to acceptance of this development as a "Force Majeure" event. If BUILDER fails to notify OWNER of a "Force Majeure" event involving rain within three (3) working days after knowledge of the event, BUILDER shall be estopped from thereafter claiming "Force Majeure" for any period of delay more than three (3) working days prior to said notice. If OWNER should fail to respond within five (5) working days, the extension of time shall be considered approved.

     13.3 Within five (5) working days of knowledge of any other "Force Majeure" event not involving rain which may affect the Contract Time, the BUILDER shall notify the OWNER in writing and shall furnish an estimate, if possible, of the extent of the probable delay. Upon receipt of any such notice, the OWNER shall, within ten (10) working days, acknowledge the same in writing and indicate agreement that such development is to be treated as a "Force Majeure" event, or state any objections, and the reasons therefor, to acceptance of this development as a "Force Majeure" event. If BUILDER fails to notify OWNER of a "Force Majeure" event within five (5) working days after knowledge of the event, BUILDER shall be estopped from thereafter claiming "Force Majeure" for any period of delay more than five (5) working days prior to said notice. If OWNER should fail to respond within ten (10) working days, the extension of time shall be considered approved.


                       ARTICLE XIV - WARRANTY

     14.1 BUILDER warrants that all labor and installations made shall meet the requirements and standards described in the Specifications and the Drawings, and all materials and all equipment used by BUILDER shall be of the quality set forth in the Specifications and Drawings. All component parts of the Vessel, except those specified or furnished by OWNER, shall conform to the standards of first-class material for commercial vessels of this class. BUILDER, however, does not warrant that any material or equipment purchased by it for installation in the Vessel is free from manufacturer's defects, and specifically disclaims any warranties, expressed or implied, with respect to such material or equipment, but does hereby extend the manufacturer's warranty or guaranty, if any, to OWNER. BUILDER will use its best efforts to secure a minimum of a one year warranty on parts and labor from manufacturers equipment to be used in the Vessel. BUILDER shall permit OWNER to inspect all component parts to be installed in the Vessel and BUILDER shall advise and assist OWNER in said inspection. BUILDER will use its best efforts and will cooperate with OWNER in order to enforce any claims against manufacturer's defects that may occur.

     14.2 Notwithstanding any inspection or failure to reject by OWNER or any Regulatory Body pursuant to this Contract, if, at any time within 365 days after delivery of the Vessel there shall appear or be discovered, any weakness, any deficiency, and failure, any breaking down or deterioration in design, or workmanship of BUILDER or its subcontractors in performing the contract work, or any failure of the Vessel, so furnished by BUILDER to function as prescribed and as intended by the Drawings and Specifications and this Contract ("Defect(s)"), such Defect(s) shall be made good, at BUILDER'S expense, to the requirements of the Drawings and Specifications and this Contract.

     14.3 BUILDER'S warranty shall extend only to those Defects in workmanship which are reported in writing to BUILDER within three hundred sixty-five (365) days from the date of delivery of the Vessel. In the event OWNER notifies BUILDER of any Defect covered under this warranty, BUILDER will make repairs and/or replacement, if reasonably practicable, at the Vessel's berth location. At BUILDER's option, provided repair at the Vessel's berth location is not reasonably practicable, BUILDER may make such repair and/or replacement at one of BUILDER'S yards without expense to OWNER for transporting the Vessel or any component thereof to and from that yard; provided that if it is not practicable to have the Vessel proceed to such yard, OWNER may, with the prior written consent of BUILDER, have such repairs and/or replacement made elsewhere and in such event, BUILDER will pay to OWNER a sum equivalent to the price BUILDER would charge for remedying such Defect at its yard.

     14.4 The sole and exclusive remedy of OWNER for any such Claim shall be the obligation of BUILDER, under and pursuant to this Article, to repair and/or replace, or cause to be repaired and/or replaced, any such defective workmanship or installation of materials and equipment, provided such Defects have not been caused by the negligent operation or maintenance of the Vessel, or its equipment, after delivery, by those in charge of the Vessel's operations, or other parties not in the employ of BUILDER.

Anything to the contrary notwithstanding, the ABOVE WARRANTY IS EXCLUSIVE AND
IN LIEU OF ALL OTHER WARRANTIES, SAVE THAT OF TITLE, WHETHER WRITTEN, ORAL, OR IMPLIED, IN FACT OR BY LAW, AND SPECIFICALLY, ANY WARRANTY OF MERCHANTABILITY OF FITNESS FOR A PARTICULAR PURPOSE IS EXCLUDED. In no event under this Agreement shall BUILDER be responsible for any sum in excess of the cost of the repairs and/or replacement as specified herein, it being specifically understood that BUILDER is not responsible for delay, demurrage, loss of profits, loss of use or any other consequential damages.

     14.5 BUILDER shall have no responsibility whatsoever with respect to any Defects or faulty workmanship not reported in writing to BUILDER within said three hundred sixty-five (365) day period regardless of any negligence of BUILDER or its employees or subcontractor or their employees or of any furnisher of materials in connection therewith and OWNER waives and releases BUILDER, its employees, subcontractors and their employees and all furnishers of supplies and materials from all such liability and all damages resulting therefrom whether same be based on contract and/or tort, for any damages or loss to the Vessel resulting from defective design, manufacture or installation of property or materials or from unseaworthiness; it being specifically understood that any such defects reported after such three hundred sixty-five (365) day period and all damages to the Vessel therefrom, shall be the exclusive responsibility of OWNER.

                      ARTICLE XV - INSURANCE

     15.1 BUILDER shall bear all risk of loss regarding the Work, including materials, equipment and furnishings awaiting use, until the Vessel is delivered to OWNER.

     15.2 Builder shall purchase, at its own expense, and maintain in force at all times during the performance of services under this Contract, the policies of insurance listed below in such form and with such underwriters as are acceptable to Owner. They shall be the minimum acceptable limits.

     15.3 Certificates of insurance must be furnished to the Owner within fifteen (15) days of execution of the Contract and must provide for a thirty
(30) day prior notice of cancellation, non-renewal or material change.

Other requirements:

(i) EMPLOYER'S LIABILITY INSURANCE. Which shall include coverage for up to statutory limits of the United Stated Longshoremen's and Harbor Worker's Act, the statutory limits of the applicable State Compensation Insurance and in the instance of the Jones Act, employer's liability protection of not less than $5,000,000 per person.

(ii) COMPREHENSIVE (COMMERCIAL) GENERAL LIABILITY INSURANCE. Shall not be less than $5,000,000 combined single limit per occurrence and annual aggregates. Shall include premisesoperations, independent contractors, broad form property damage, blanket contractual and personal injury endorsements. This policy shall name Owner as an additional insured under the policy.

(iii) COMPREHENSIVE AUTOMOTIVE LIABILITY INSURANCE. With Coverage limits not less than $1,000.000 combined single limit.

(iv) UMBRELLA LIABILITY. Shall have the Watercraft Exclusion B removed, excess of the policies enumerated in (i), (ii) and (iii) above as well as excess of the liability portion of the Builder's Risk Insurance in an amount serving to increase primary limits to $10,000,000.00 for any one occurrence. This policy shall name Owner as an additional insured under the policy.

(v)  BUILDER'S  RISK.    Including  coverage  for  protection  and
     indemnity, including coverage for tests and trials, coverage of period up to Delivery, covering the Vessel and work hereunder including Joiner Work, including materials and equipment to be furnished by Avondale's subcontractors in an amount at least equal to the value of the Contract Price, plus the value of Owner Furnished Equipment and materials received by the Builder for use in or incorporated in the Vessel. This policy shall name the Owner as an joint loss payee as their interests may appear.

     15.4 At OWNER'S option, BUILDER shall use its best efforts to provide, at OWNER'S cost, a policy of professional liability insurance in the amount of $1,000,000.00, insuring BUILDER and naming OWNER as additional insured against design defects, errors or omissions arising out of the preparation or approval of drawings, opinions, reports, surveys, Change Orders, designs or Specifications, or the giving of or the failure to give directions or instructions by any architect, engineer, marine surveyor or other professional employed or retained by BUILDER, its agents or employees for a period of five
(5) years following expiration of the three hundred sixty-five (365) day warranty of BUILDER'S design work pursuant to Article XIV.

     15.5 Any endorsement naming OWNER as an additional insured shall contain the following endorsement: (1) This policy shall not provide coverage to the additional insured for the fault attributable to the additional insured arising from the acts, omissions, negligence, strict liability and/or fault of the additional insured, its parent, holding or affiliated companies, their employees, officers and agents and their subcontractors; (2) the coverage provided of the additional insured under this policy shall be subject to all the terms and conditions of this policy, including all extensions from coverage set forth therein (except as otherwise provided in this endorsement or in any certificate of insurance pertaining to this policy).

     15.6 Everyone entering the premises of BUILDER for any reason whatsoever will be required to comply with the standard insurance and indemnity requirements of the BUILDER. (Attached hereto as Exhibit "E").

                      ARTICLE XVI - INDEMNITY

     16.1 To the fullest extent permitted by law, BUILDER hereby agrees to and shall indemnify and hold harmless the OWNER and other Indemnitees from and against any and all claims, liabilities, losses, damages, costs or expenses, for property damage, personal injury, or death, including but not limited to reasonable attorneys' fees and court costs in whole or in part, caused by, resulting from, arising out of, or occurring in connection with the negligent acts, errors or omissions, gross negligence or willful and wanton acts of the BUILDER, any Subcontractor, anyone directly or indirectly employed by BUILDER or any Subcontractor, or anyone for whose acts any of them may be legally responsible, which acts, errors, omissions, negligence has occurred prior to delivery of the Vessel or during the conduct of any warranty Work performed in BUILDER'S yard. The above indemnity includes but is not limited to any such injury resulting from the use of scaffolding, hoists, cranes, and all such other equipment used on this Project or from the BUILDER'S failure to properly provide and maintain the protective measures required by the Contract Documents arising prior to delivery and acceptance of the Vessel or while warranty work is in progress at BUILDER'S yard; provided, however, this right to indemnification shall not apply to the extent that any such claims, liabilities, losses, damages or expenses result from the OWNER'S or the Indemnitees' negligence. The BUILDER agrees to pay on behalf of the OWNER and its Indemnitees upon their demand, the amount of any judgment that may be entered against them in any action brought against the OWNER and other Indemnitees upon or by reason of claims arising out of any such acts or omissions of BUILDER as well as all costs of defense including attorney's fees and litigation and court costs incurred by OWNER and other Indemnitees in connection with such claims.

     16.2 To the fullest extent permitted by law, OWNER hereby agrees to and shall indemnify and hold harmless the BUILDER and other Indemnitees from and against any and all claims, liabilities, losses, damages, costs or expenses, for property damage, personal injury, or death, including but not limited to reasonable attorney's fees and court costs in whole or in part, caused by, resulting from, arising out of, or occurring in connection with the negligent acts, errors or omissions, gross negligence or willful and wanton acts of the OWNER, OWNER'S Subcontractors, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be legally responsible, which acts, errors, omissions, negligence or breach of contract has occurred prior to delivery of the vessel. This right to indemnification shall not apply to the extent that any such claims, liabilities, losses, damages or expenses result from the BUILDER's or the Indemnitees' negligence. The OWNER agrees to pay on behalf of the BUILDER and other Indemnitees upon their demand, the amount of any judgment that may be entered against them in any action brought against the BUILDER or other Indemnitees upon or by reason of claims arising out of any such acts or omissions of OWNER as well as all costs of defense including attorney's fees and litigation and court costs incurred by BUILDER and other Indemnitees in connection with such claims.

                        ARTICLE XVII - TAXES

     17.1 Any sales, use or similar tax on the sales or use of the Vessel which may be levied upon or imposed in connection with the construction or delivery of the Vessel hereunder shall be for the account of OWNER. BUILDER agrees that it will not pay any such tax or concede any liability for same without prior notice to OWNER. BUILDER acknowledges and accepts exclusive liability for the payment of any transportation taxes, personal property taxes (only to the extent that liability therefore attaches prior to the delivery and acceptance of the Vessel by OWNER), payroll taxes, unemployment taxes or contributions, taxes based on income or other taxes or contributions now or hereafter imposed by any government or taxing authority have jurisdiction in the premises, and which are measured or computed in accordance with salaries or other compensation or income and which shall be due and payable by virtue of the performance of BUILDER'S obligations hereunder.


                      ARTICLE XVIII - PATENTS

     18.1 OWNER shall defend and indemnify BUILDER against and hold BUILDER harmless from all damages and costs decreed against BUILDER as a result of BUILDER complying with plans and/or specifications furnished by OWNER.

     18.2 BUILDER shall defend any suit or proceeding brought against OWNER or its customers that is based on a Claim resulting from complying with plans and specifications furnished by BUILDER, that the equipment used or work performed in the manufacture of any article constitutes an infringement of any patent, if notified promptly in writing and given authority, information, and assistance for defense of same, and BUILDER shall pay all damages and costs awarded therein.


        ARTICLE XIX - USE OF THE PLANS AND SPECIFICATIONS

     19.1 To the extent that BUILDER has any rights to the following items, BUILDER hereby grants to OWNER upon delivery of the Vessel, or if the Contract is terminated by OWNER pursuant to this Agreement, upon termination, the right to use all Drawings, Specifications, calculations, sketches, test data, survey results, photographs, and renderings, and any other materials related to this Work and prepared in connection therewith by BUILDER or its Subcontractors or furnished to BUILDER by OWNER (collectively referred to as "Project Materials")for any purpose. OWNER shall indemnify and hold BUILDER harmless from, for and against any and all liability which may arise as a result of said use, including design liability. The provisions of this Article XIX shall survive the completion or termination of this Agreement.

                       ARTICLE XX - DEFAULT

     20.1 If (a) at any time there shall be filed by or against BUILDER in any court a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of BUILDER'S property, and a discharge thereof; or, if BUILDER makes an assignment for the benefit of creditors or petitions for or enters into an agreement or agreements with its creditors, and by reason of any of these events BUILDER'S obligations under this Contract may be assigned to or performed by a person other than BUILDER, or (b) if BUILDER materially fails to execute the Work in accordance with this Agreement, except failure to deliver timely the vessel, or (c) fails to cause the removal or bonding of any liens or privileges filed against the Project according to Paragraph 5.13, hereof or materially disregards laws, ordinances, rules, regulations or orders of any public authority having jurisdiction; or
(d), without limitation, fails to perform any material provisions of this Contract, then OWNER by giving fifteen (15) days' prior written notice of any such default to BUILDER and may then terminate the services of BUILDER and take possession of all or some of BUILDER'S Work, transport the Work in progress, at BUILDER'S expense from BUILDER'S yard to another location, and complete the Work by such means as OWNER deems fit; provided, however, BUILDER shall have the fifteen (15) day period referred to above to cure any such default. Upon notification of OWNER'S termination of this Agreement, pursuant to this Article, BUILDER will promptly undertake, at its sole cost, to place all Work in a suitable condition for transportation to another location. BUILDER will assist OWNER in the removal from the yard of any Work completed to the date when the work was discontinued. In such event, BUILDER shall allow OWNER or OWNER'S Representative(s), and other contractors continuing access to

BUILDER'S yard for a period of ninety (90) days following such termination in order to continue the Work in progress. In such case, BUILDER shall not be entitled to receive any further payment until the Work is completed. If the unpaid balance of the Contract Price shall exceed the expense of completing the Work, including reasonable compensation for additional managerial and administrative services, such excess shall be paid to BUILDER. If such reasonable expense, shall exceed such unpaid balance, BUILDER shall pay the difference to OWNER promptly on demand.

     20.2 OWNER may terminate this Contract without cause by giving seven (7) days' prior written notice to BUILDER, and in such event OWNER will pay BUILDER for that portion of the Contract Price, less the aggregate of previous payments, allocable to the Work completed as of the date of termination. OWNER also will reimburse BUILDER for all verified costs necessarily incurred for organizing and carrying out the stoppage of the Work and paid directly by BUILDER, including overhead, general expenses and profit incurred to date of termination. For purposes of this paragraph, "profit" shall mean such reasonable amount not to exceed 6% of BUILDER's verified costs referred to in the preceding sentence. OWNER will pay for the cost of material, labor (including Subcontractor's reasonable profit) and equipment of work in progress, as verified to its satisfaction, until the date of said termination. OWNER shall also pay reasonable cancellation charges actually incurred by BUILDER for subcontractors or vendors affected by OWNER'S termination hereunder provided BUILDER has used best efforts to contract with subcontractors and vendors without cancellation charges. Except as specifically provided in this Paragraph, OWNER shall not under any circumstances be responsible or liable to BUILDER, its contractors or subcontractors of any tier, for any incidental, consequential or special losses, damages or expenses including, but not limited to, loss of time, loss of profit or earnings whether directly or indirectly arising out of this Contract.

     20.3 In the event of termination by OWNER, OWNER may require BUILDER promptly to assign to it all or any (i) bids or proposals, (ii) subcontracts,
(iii) construction plans, (iv) materials, tools and equipment (to the extent paid for by OWNER), (v) appliances, (vi) rental agreements, and (vii) any other commitments which OWNER, in its sole discretion, chooses to take by assignment, and in such event BUILDER shall promptly execute and deliver to OWNER written assignments of the same. This provision shall survive the termination of the Contract.

     20.4 If OWNER shall breach any payment provision hereof, and if such breach shall not be corrected within (10) days after written notice thereof from BUILDER to OWNER, BUILDER shall have the right to terminate OWNER'S right to proceed with performance of this Contract, whereupon BUILDER or its nominee may, but shall not be obligated to, take over and complete in a reasonable manner the performance of this Contract, to market the Vessel for resale after completion thereof or at any state of partial completion, and to deduct the costs thereof from any money due or thereafter to become due to OWNER under this Contract. OWNER shall not be entitled to any refunds or payments, if applicable, until performance is complete and the Vessel is sold. If, after completion and sale of Vessel, the balance of funds received by BUILDER from the sale of the Vessel shall exceed the expense of finishing the work, including reasonable compensation for additional managerial, production, marketing and administrative work entailed, only such excess shall be paid to OWNER. If such compensation, costs and damages shall exceed such funds received from the sale of the Vessel, OWNER shall be liable for and shall pay the difference to BUILDER.

     20.5 The failure of either party to exercise any rights conferred upon it under any provision of this Contract with respect to any breach or default by the other party shall not constitute a waiver of its rights under any other provision of this Contract with respect to such breach or default, or a waiver of its rights under the same or any other provision of this Contract with respect to any other breach or default.

                        ARTICLE XXI - NOTICES

     21.1 Copies of notices required by this Contract to be given by OWNER to BUILDER or to be given to OWNER by BUILDER shall be in writing and will be delivered in person, by facsimile, or by registered mail to BUILDER or OWNER, or the designated representative of either, as the case may be.

     Notices to BUILDER shall be addressed to:

     Barry Heaps
     Avondale Boat Division
     P.O. Box 50280
     New Orleans, LA  70150

     with a copy to:

     R.D. Church
     Avondale Industries
     P.O. Box 50280
     New Orleans, LA 70150

     with a copy to Surety

     Notices to OWNER shall be addressed to:

     Norbert A. Simmons

     400 Lafayette Street
     Suite 100
     New Orleans, LA  70130

     with a copy to:

     Carol S. DePaul
     Bally Manufacturing Corporation
     8700 W. Bryn Mawr
     Chicago, IL  60631-3547

     21.2 In all matters the parties will be represented by none other than the following named persons for OWNER:

     Thomas A. Gourguechon or ____________________________
     and for BUILDER:

     Barry Heaps or R.D. Church

     21.3 Each party agrees that at least one of its named representatives will be available for consultation during normal working hours. Both parties agree that no one other than the named individuals shall be considered as an agent of either party for making of admissions or giving of instructions. Except as herein authorized, no change or modification in this Contract or the Specifications shall be valid or binding on either party unless the same is in writing and signed by one of the above designated representatives of each party. Any change in the Contract Price resulting from change in Specifications shall be agreed upon in writing in advance.

     21.4 Any such address may be changed and any other person may be designated to act for either party upon written notice of such designation accomplished in accordance with the provisions of this paragraph.

                     ARTICLE XXII - MEDIATION

     22.1 In the event a dispute arises hereunder, prior to the commencement of any formal proceedings, the parties shall continue performance as set forth in this Contract and shall attempt in good faith to reach a negotiated resolution by designating an officer of appropriate authority to resolve the dispute. If the parties have attempted in good faith to resolve the dispute and failed to do so, if both BUILDER and OWNER agree, they may proceed to mediation, as set forth herein.

     22.2 In the event of any dispute or difference arising between OWNER and BUILDER as to any matter or thing arising out of or relating to this Contract, or any stipulation therein or in the Specifications or the Working Drawings which cannot be settled by the parties themselves, the matter in dispute may be referred for voluntary, non-binding mediation.

     22.3 In the event BUILDER claims a Force Majeure day(s) and OWNER does not agree and the result is a dispute over an amount owed, the OWNER agrees to escrow the disputed amount with the Mediator; and the Mediator shall decide the issue(s) and disburse money(s) pursuant to his decision.

     22.3 BUILDER and OWNER agree that Matthew Kawasaki shall be Mediator and __________________ shall be the alternate Mediator. If the Office of Mediator is vacant, by the request of either BUILDER or OWNER a new Mediator shall be appointed by using the following procedures:

     22.4 OWNER and BUILDER shall each name a Marine Surveyor to represent them. The two chosen Marine Surveyors shall then select a third Marine Surveyor, who shall serve as the Mediator. The Mediator and any alternate Mediator shall both have spent the past five (5) years regularly engaged in their profession.

     22.5 The parties agree that the powers of the Mediator shall be limited as follows:
     1. He shall deal only with the disputes which are referred for him to investigate and submit his findings and recommendations.
     2. He shall have no power to decide any matter which is not directly related to the dispute submitted to him.
     3. He shall have no power to modify the working drawings or any specifications, terms or conditions related thereto.
     4. He shall have no power to add to, subtract from, or modify any of the terms of this Agreement.
     5. His decisions shall be advisory only and shall not bind the parties, except as provided in Section 22.3 herein.

     22.6 The party initiating the demand for mediation shall notify the other party in writing, at the same time stating the matter or matters in dispute. Within a reasonable time thereafter, not exceeding five (5) calendar days, the second party shall acknowledge the notice in writing, either specifying any additional issue or issues to be mediated or refusing the demand for mediation. Providing the mediation has been agreed to, the mediation shall be conducted in New Orleans, Louisiana under applicable Louisiana laws however, the decision of the Mediator shall not bind the parties.

     22.7 Should OWNER and BUILDER consent, the Mediator will review Claims and take one or more of the following preliminary actions within ten (10) days of receipt of Claim: (1) request additional supporting data from the claimant, (2) submit a schedule to the parties indicating when the Mediator expects to take action, (3) reject the Claim in whole or in part, stating reasons for rejection, (4) recommend approval of the Claim by the other party or (5) suggest a compromise.

     22.8 If a Claim has not been resolved, the party making the Claim, shall, within ten (10) days after the Mediator's preliminary response, take one or more of the following actions: (1) submit additional supporting data requested by the Mediator (2) modify the initial Claim or (3) notify the Mediator that the initial Claim stands.

     22.9 If a Claim has not been resolved after consideration of the foregoing and of further evidence presented by the parties or requested by the Mediator, the Mediator will notify the parties or in writing that the Mediator's decision will be made within seven (7) days. Either party aggrieved by the conduct or decision of the Mediator may at any time seek a judicial determination of the Claim. Upon expiration of such time period, the Mediator will render to the parties the Mediator's written decision relative to the Claim, including any change in the Price or Contract Time or both.

     22.10 The Mediators so appointed shall determine which party or the proper proportion which each party shall assume of the expenses of such mediation, and the mediation expenses so allocated shall be paid directly by the party or parties to which such expenses are directed to be paid.

     22.11 A decision by the Mediators shall not be required as a condition precedent to litigation of a dispute between BUILDER and OWNER.

                 ARTICLE XXIII - FINANCING MATTERS

     23.1 BUILDER acknowledges that OWNER may secure financing of the Vessel from a third party lender (the "Lender"). In consideration of the arrangements made by Lender to lend funds to OWNER for the purpose of meeting its obligations to BUILDER hereunder, BUILDER hereby agrees to cooperate with OWNER and Lender and to execute such documents, take such actions, and make such amendments to this Agreement as are reasonably required by Lender. These may include but are not limited to a) providing additional copies of all Notices required to be given to OWNER hereunder to Lender; b) providing Lender with notice of any OWNER default hereunder; c) permitting Lender to assume OWNER'S position under this Agreement following Lender's cure of an OWNER default; d) naming Lender on any insurance policies required hereunder; e) indemnifying Lender to the extent OWNER is indemnified hereunder; e) allowing Lender or its representative to inspect the progress of construction of the Vessel; f) the execution of such certificates regarding the progress of Vessel construction as Lender may require in order to authorize payments.

                     ARTICLE XXIV - CONSTRUCTION

     24.1 The headings of the sections have been inserted as a convenience for reference only, and are not to be considered in any construction or interpretation of this Contract.

                    ARTICLE XXV - LAW APPLICABLE

     25.1 This Contract shall be governed by the Laws of the State of Louisiana, U.S.A.

               ARTICLE XXVI - UNITED STATES APPROVAL

     26.1 All obligations of BUILDER and OWNER herein are subject to compliance with all applicable laws and regulations of the United States Government and agencies thereof.

                     ARTICLE XXVII - ASSIGNMENT

     27.1 This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     27.2 BUILDER may not assign this Contract, and any act of BUILDER purporting to effect an assignment of this Contract shall be void and of no effect. BUILDER shall not delegate any of its duties as BUILDER under this Contract; provided, however, that BUILDER may subcontract portions of the Work to qualified Subcontractors.

     27.3 OWNER may, upon notice but without the consent of BUILDER, assign this Contract to an affiliate or subsidiary of a principal of OWNER, a lender providing financing for the Project or any person who succeeds to OWNER'S interest in the Project. In the event of such assignment, this Contract shall vest in OWNER'S assignee, who shall assume OWNER'S obligations hereunder, and BUILDER shall continue to be bound by its terms. Should an assignment of this Contract take place pursuant to this paragraph OWNER and BUILDER agree that the Parent Guaranty shall remain in place and effective. Anything to the contrary notwithstanding, this Contract shall not become effective until the Parent Guaranty is executed and delivered satisfactory to BUILDER.

     27.4 In the event any assignment is made under this Article XXVII, OWNER shall guarantee the performance of its obligations hereunder by the assignee and such assignment shall not in any way violate any law of the United States of America or any rules or regulations issued or promulgated by any department, agency, or instrumentality of the United States Government.

                     ARTICLE XXVIII - AGREEMENT

     28.1 This Agreement contains the entire agreement of the parties in respect to this transaction and supersedes any and all prior agreements or understandings. No modification, waiver or release of any provision will be valid unless in writing signed by the party to be bound.

     28.2 This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. All specifications, drawings, attachments and/or exhibits referred as part of this Agreement have been initialed on each page thereof by the parties executing this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.

WITNESSES:


JOY T. RINALDI                        AVONDALE INDUSTRIES, INC.


                                          ALBERT L. BOSSIER, JR.
VERLIE B. LECOMPTE                    BY: Albert L. Bossier, Jr.
                                      Its: President and CEO

??  Unreadable Name ??                BELLE OF ORLEANS, L.L.C.

                                      BY: METRO RIVERBOAT
                                      ASSOCIATES, INC., Member

                                          NORBERT A. SIMMONS
THOMAS GOURGUECHON                    BY: Norbert A. Simmons
                                      Its: President

                                  EXHIBIT "C"

                   LABOR RATES FOR TIME AND MATERIAL CHANGES


                        Straight Time    Time and       Double
                                         One Half        Time

Production Labor         $28.00 p/hr    $42.00 p/hr    $56.00 p/hr
Engineering Services     $40.00 p/hr    $60.00 p/hr    $80.00 p/hr
(in house)

                                  EXHIBIT "D"

                               GUARANTY AGREEMENT

       WHEREAS this Guaranty Agreement ("Guaranty"), is executed and delivered to AVONDALE INDUSTRIES, INC. ("BUILDER") in consideration of BUILDER'S furnishing labor, material and plant facilities for Belle of Orleans, L.L.C., (hereinafter called "OWNER"), or its assigns, to construct one (1) Paddlewheel Casino Vessel, Hull No. 114 (the "Vessel") pursuant to that certain Vessel Construction Contract (the "Contract") executed between BUILDER and OWNER on January 12, 1994.

       NOW, THEREFORE, for the consideration above stated and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned Bally Entertainment Corporation, a Delaware corporation, with a business address of 8700 West Bryn Mawr, Chicago, Illinois, 60631 (hereinafter called "GUARANTOR"), hereby unconditionally guarantees to BUILDER, the due and punctual payment, at its office in Avondale, Louisiana, of the indebtedness of OWNER to BUILDER in an amount equal to all sums due, pursuant to the Contract, provided, however, that notwithstanding anything to the contrary herein contained, the maximum amount that GUARANTOR shall be liable for hereunder shall not exceed SIX MILLION AND NO/100 ($6,000,000.00) DOLLARS (the "Guaranty Amount").

       GUARANTOR expressly waives diligence on the part of BUILDER in the collection of any and all of the sum or sums due hereunder, protest, notice and all extensions that may be granted under any instrument evidencing any sum or sums due hereunder, provided, however, notwithstanding anything to the contrary, BUILDER shall first make written demand of payment of all indebtedness from OWNER with a copy to GUARANTOR and shall not exercise its rights under this Guaranty unless such demand is not satisfied within five (5) days from the date of such written demand provided, however, that GUARANTOR may assert any claims or defenses that OWNER may have in the Contract. BUILDER shall be under no obligation to notify the undersigned of its acceptance hereof, nor of any credit extended on the faith hereof, nor of any extensions of time or other adjustments made in the Vessel construction contract, nor of the failure to pay any sum or sums due hereunder, in accordance with the terms thereof, nor to use diligence in preserving the liability of any person or any sum or sums due hereunder, or in bringing suit to enforce collection of the debt due under this Guaranty.

       This is an absolute guaranty of payment and not of collectibility.

       This Guaranty shall continue until full, complete and faithful performance of the Contract as it may be from time to time amended as authorized by its terms. Upon receipt of the final payment or when the Guaranty Amount is reduced to zero, whichever occurs earlier, this Guaranty will be terminated except for the payment obligations indicated in the Contract to survive the completion or termination of the contract for which the Guaranty shall remain operative.


       This Guaranty shall be governed by the laws of the Sate of Louisiana, excluding any conflict-of-law rule or principle which might direct the application of the laws of any other jurisdiction.

       This continuing Guaranty is for the benefit of BUILDER, and shall be binding upon GUARANTOR and its respective successors, by operation of law or otherwise. This continuing Guaranty is not intended to and does not create any rights in or benefits for any other third parties.

       IN WITNESS WHEREOF, the undersigned, has executed this Guaranty as of the respective date indicated, in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


TWO WITNESSES:                         BALLY ENTERTAINMENT CORPORATION
                                            "GUARANTOR"


MARY BUTLER                                   ARTHUR M. GOLDBERG
---------------------------------      By:    Arthur M. Goldberg
                                       Title: President
[SIGNATURE NOT READABLE]
---------------------------------             -------------------------------

                                       Date:   July 8, 1994


        I, CAROL S. DEPAUL, certify that I am the Secretary of Bally Entertainment Corporation named as a GUARANTOR herein; that Arthur M. Goldberg who signed this Guaranty on behalf of the Bally Entertainment Corporation was then President of said corporation; that said Guaranty was duly signed for and in behalf of said corporation by authority of its governing body, and is within the scope of its corporate powers.



                              CAROL S. DEPAUL
                              Carol S. DePaul
                              Secretary, Bally Entertainment Corporation

                             AVONDALE INDUSTRIES, INC.
Avondale                         SHIPYARDS DIVISION                 EXHIBIT "E"
Shipyards Division   P.O. BOX 50280, NEW ORLEANS, LA 70150-0280
                                    504-436-2121
                                    Fax 436-5443
                                    Fax 436-5374

                                  ENCLOSURE I

INSURANCE & SAFETY REQUIREMENTS FOR VENDORS

4. LIABILITY AND INDEMNITY: Contractor shall be solely responsible for all materials, equipment and work until the project is completed to Avondale's satisfaction. Contractor shall pay Avondale the full amount ofall damage to, or destruction of, any property of Avondale resulting from the work performed by Contractor or any subcontractor hereunder. Contractor does agree to indemnify and hold harmless Avondale Industries, Inc., its employees, officers, agents, representatives and underwriters, from and against any and all losses, expenses, liens, claims, demands and causes of action of every kind and character for personal injury to or death of Contractor's own employees, the employees of Avondale Industries, Inc. and/or third persons and/or for damage to or loss of the property of Contractor, Avondale Industries, Inc. and/or third parties, in any way arising out of, resulting from or connected with the performance by Contractor or work on or about the premises of Avondale Industries, Inc. or elsewhere even though caused, occasioned or contributed to by the sole or concurrent negligence of Avondale Industries, Inc., its employees, officers, agents, representatives, subcontractors or invitees, including any claim based upon the unseaworthiness of any vessel or upon any theory of strict liability, vice or defect in the premises of equipment located therein. Avondale Industries, Inc. shall have the right, at its option, to participate in the defense of any such suit, without relieving the Contractor of any obligation.

5. INSURANCE: Contractor shall provide at all times the following insurance with insurers satisfactory to AvondaleIndustries, Inc.:

     (a) WORKERS' COMPENSATION INSURANCE fully complying with the laws of the state or states in which the work is to be done, including the Longshoremen's and Harbor Workers' Compensation Act Endorsement in an amount required by said Act and Employer's Liability Insurance in the amount of $500,000 covering injuries to and death of Contractor's employees in any state where Workers' Compensation laws are not in force. Contractor agrees to obtain from its underwriters a Waiver of Subrogation in favor of Avondale Industries.

     (b) COMPREHENSIVE GENERAL LIABILITY INSURANCE in the amount of $500,000 per person for bodily injury or death of persons and $1,000,000 for any one occurrence, with deletion of the Watercraft Exclusion. INDEMNITOR agrees to have Avondale Industries, Inc. named as an additional assured under its policy of insurance and to obtain Contractual Liability Insurance to cover this specific Hold Harmless and Indemnity Agreement. A Waiver of Subrogation in favor of Avondale Industries, Inc. must be provided.

     (c) AUTOMOBILE LIABILITY AND PROPERTY DAMAGE INSURANCE covering personal injuries in the amount of $250,000 per person and $500,000 for any one occurrence and property damage in the amount of $500,000 per accident. This coverage applies to each and every unit of automotive equipment operated or used by Contractor in the performance of their work. Contractor agrees to have Avondale Industries, Inc. named as an additional assured under its policy of insurance and a Waiver of Subrogation in favor of Avondale Industries, Inc. must be provided.

     (d) Regarding vessel owners and/or vessel brokers, the following wording is required under the Vessel's HULL AND P&I policy:

               "While the vessels named herein are performing work for Avondale Industries, Inc. at any given time, then Avondale Industries, Inc. is named as an additional assured during that particular time and all rights of subrogation hereunder are waived with respect to Avondale Industries, Inc."

               "In the event of cancellation or material change by underwriters, at least ten (10) days prior written notice will be given to Avondale Industries, Inc."

     Contractor agrees that the insurance requirements as set forth above shall not limit or diminish in any way the rights and obligations of Contractor under any of the indemnity provisions set forth in this agreement. Furthermore, Contractor agrees that prior to its commencement of work, it will furnish Avondale Industries, Inc. with a Certificate of Insurance evidencing that such insurance is in force and effect and such Certificate of Insurance shall provide that at least ten (10) days written notice be given Avondale Industries, Inc. prior to the discontinuance of the coverage.

                                   AGREEMENT

     This agreement is made in conjunction with that certain Vessel Construction Contract between Avondale Industries, Inc. and Belle of Orleans, L.L.C., executed on January 12, 1994.

     The parties agree that during the first thirty (30) days after this date the Builder, Avondale Industries, Inc., will not order either equipment or materials pursuant to the contract and/or its plans or specifications without the prior written consent of the Owner, Belle of New Orleans, L.L.C. in excess of the First Milestone Payment.

     This 12th day of January, 1994.


AVONDALE INDUSTRIES, INC.            BELLE OF ORLEANS, L.L.C.,
BUILDER                              OWNER


                                     BY:   METRO RIVERBOAT
                                           ASSOCIATES, INC.,
                                           MEMBER


        BARRY HEAPS                        NORBERT A. SIMMONS
BY:     Barry Heaps                  BY:   Norbert A. Simmons,
                                               President

        ALBERT BOSSIER
BY:     Albert Bossier,
           Chairman

jc/AGREE.LET

                          VESSEL CONSTRUCTION CONTRACT
                                AMENDMENT NO. 1

      This Agreement is entered into this 11th day of February, 1994. Both parties hereby agree to extend Milestone No. 2, as defined in the Vessel Construction Contract, for the construction of a Paddlewheel Gaming Vessel, BUILDER'S hull No. 114, (the "Vessel") executed 12 January 1994, by seven (7) days.

All other terms and conditions will remain the same.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the day indicated.

WITNESSES:



______________________          AVONDALE INDUSTRIES, INC.


                                     BARRY HEAPS
______________________          BY   Barry Heaps

                                       Vice President
                                Its:

                                       2/11/94
                                Date


______________________          FOR BELLE OF ORLEANS, L.L.C.
                                BY: METRO RIVERBOAT ASSOCIATES, INC.

                                      THOMAS GOURGUECHON
______________________          BY:

                                Its: Authorized Representative

                                       2/11/94
                                Date:

(1380)824

                          VESSEL CONSTRUCTION CONTRACT
                                AMENDMENT NO. 2

         This Agreement is entered into this 18th day of February, 1994 (the "Amendment" between Avondale Industries, Inc. (the "BUILDER") and Belle of Orleans, L.L.C. (the "OWNER") for the purpose of amending the Vessel Construction Contract (the "Contract") between the parties, executed 12 January 1994, for the construction of a Paddlewheel Gaming Vessel, BUILDER's hull No. 114, (the "Vessel") as follows:

         1) The last sentence of Paragraph 2.4 of the Contract is revised to read:

            "Within forty-five (45) days of the date hereof, the parties agree to meet to finalize the reconfiguration of the Arrangements by no cost Change Order and payment of Milestone Number 2 funds.

         2) In Paragraph 5.2 add a new milestone as follows:


            Milestone                                         % of Contract
            No.           Milestone     Definition            Price
            ----------    ---------     ----------            -------------

            1a            Amendment     Time extension for    1/2%
                          No. 2 signed  reconfiguration of
                                        arrangements

         3) In Paragraph 5.2 revise the "% of Contract Price" from "19%" to read "18.5%" and under "Definition" revise the "30 days" to read "52 days".

         4) In Paragraph 5.4, second line, revise the words "Numbers 1 and 2" to read "Numbers 1, 1a and 2."

         5) In Paragraph 5.5, second line, revise the words "Numbers 1 and 2" to read "Numbers 1, 1a and 2."

         6) Revise Paragraph 5.8 to read:
            "Invoices for Milestone 1 (Contract Signing), Milestone 1a (Amendment No. 1 signed), Milestone 2 (Sign off on Drawings and Specifications) and Milestone 10 (Delivery) shall be paid upon receipt.

         7) In Paragraph 6.1, in lines 5 and 6, revise the words "the second" to read "Milestone Number 2."

         8) In Paragraph 6.11 revise the "thirty (30) days" to read "fifty-two
            (52) days" for the submittal of the Construction Schedule.

         This Amendment No. 2 to the Contract shall be executed in two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. Except as specified in this Amendment No. 1 the Contract remains unchanged in all of its provisions.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the day indicated.

WITNESSES:


______________________          AVONDALE INDUSTRIES, INC.

                                -------------------------

                                     BARRY HEAPS
______________________          BY   Barry Heaps
                                     Vice President

                                Its:

                                       2-18-94
                                Date


THOMAS GOURGUECHON              FOR BELLE OF ORLEANS, L.L.C.
                                BY: BALLY'S LOUISIANA, INC.

(UNREADABLE SIGNATURE)                CAROL S. DEPAUL
                                BY:   Carol S. DePaul

                                Its: Authorized Representative

                                       2/21/94
                                Date:

                AMENDMENT NO. 3 TO VESSEL CONSTRUCTION CONTRACT

     THIS AMENDMENT NO.3 entered into on and as of the 17th day of June, 1994, by and between BELLE OF ORLEANS, L.L.C. ("OWNER"), and AVONDALE INDUSTRIES, INC. ("BUILDER").

                              W I T N E S S E T H:

     WHEREAS, OWNER and BUILDER have heretofore entered into a Vessel Construction Contract dated January 12, 1994 (the "Original Agreement") for the construction of one (1) Paddlewheel Gaming Vessel designated by hull no. 114 (the "Vessel"), all as more fully set forth therein; and,

     WHEREAS, OWNER and BUILDER desire to amend the Original Agreement to facilitate the financing of the Vessel by Hibernia National Bank and for other purposes.

     NOW, THEREFORE, in consideration of the foregoing, OWNER and BUILDER agree to amend and do hereby amend the Original Agreement in the following respects:
W
     1. AMENDMENT TO ARTICLE I. Unless otherwise defined herein capitalized terms used herein shall have the same meanings as set forth in the Original Agreement. In addition, the following terms shall be added as defined terms in
Article I and shall have the following meanings:

          "1.36   Components.   'Components'  mean,  in accordance with La. R.S.
9:5522(h), all present and future parts and components of the Vessel which are fabricated by BUILDER for use in the construction of the Vessel, which will, when so used, form a part of the Vessel, and the fabrication of which is commenced at the Shipyard.

          1.37    Materials.   'Materials' mean, in accordance with La. R.S.
9:5522(g), all present and future materials, all items of machinery and all all items of equipment, which are purchased or acquired for use in the construction of the Vessel, which will, when so used, form a part of the Vessel, and which have been delivered to the Shipyard.

          1.38   Shipyard.   'Shipyard'  means,  in accordance with La.  R.S.
9:5522(j),  BUILDER's construction facility located in Westwego, Louisiana.

          1.39  Vessel Work.   'Vessel Work' means, in accordance with
La. R.S. 9:5522(c), the keel and all present and future Materials, machinery, equipment, Components and fabrications forming a part of the Vessel when permanently installed in place."

     2. AMENDMENT TO ARTICLE II. Section 2.5 is hereby deleted in its entirety and replaced with the following:

              "2.5 In accordance with La. R.S. 9:5524, OWNER shall be the owner of the Vessel to be constructed pursuant hereto, title to the Vessel Work shall vest in OWNER as and when performed, title to the Materials shall vest in OWNER as and when delivered to the Shipyard and title to the Components shall vest in OWNER as and when fabricated. In furtherance of the foregoing, BUILDER does hereby sell, transfer and assign to OWNER BUILDER's ownership interest in and to the Vessel, the Vessel Work, the Materials and the Components. It is understood and agreed and it is the intent of BUILDER and OWNER that OWNER shall have all the rights and benefits of a "purchaser" as provided in the Louisiana Ship Mortgage Law, La. R.S. 9:5521 ET SEQ. BUILDER shall have the obligations imposed on a builder by said statute and agrees to do the following:

              (a) BUILDER shall affix a plaque, showing the name of BUILDER, OWNER, the hull number of the Vessel, and the parish in which the Vessel is to be constructed, to the keel of the Vessel so as to be clearly visible at all times during the performance of the Work until the decking is laid. At such time as the decking is laid, the aforementioned plaque shall be removed and permanently affixed to the weather deck of the Vessel so as to be clearly visible at all times during continuance of the work and after completion.

              (b) BUILDER shall mark or stamp on all Materials the hull number of the Vessel upon delivery of such Materials to the Shipyard, or alternatively, maintain records which will identify with certainty all such Materials with the name of OWNER and the hull number of the Vessel.

              (c) BUILDER shall mark or stamp on all Components the hull number of the Vessel upon commencement of the fabrication thereof, or alternatively, maintain records which will identify with certainty all such Components with the name of OWNER and the hull number of the Vessel.

             (d) Notwithstanding the foregoing, except as may be otherwise provided in this Agreement, the risk of loss or damage to the Vessel Work, Materials, Components or the Vessel shall remain in BUILDER until delivery and acceptance of the Vessel, and OWNER shall not be deemed to have waived its rights to require BUILDER to replace, at BUILDER's expense, defective, damaged or destroyed workmanship or material, and to deliver the Vessel with the contract work completed, as provided in this Agreement. BUILDER shall be subject to the risk of loss of all contract workmanship and material in the undelivered and unaccepted Vessel, as provided in this Agreement."


     3. AMENDMENT TO ARTICLE XXII. Section 22.12 shall be added to Article XXII as follows:

            "22.12 The provisions of this Article XXII shall not be binding on Lender (as hereinafter defined) with respect to the creation, perfection or enforcement of Lender's Security (as hereinafter defined); provided, that in the event that Lender assumes the obligations of OWNER hereunder, then the provisions of this Article XXII shall be binding on Lender."

     4.   AMENDMENT TO ARTICLE XXIII.   The following shall be added to the end
of Section 23.1:

         "BUILDER acknowledges that it is OWNER's intent to obtain interim construction financing of the Vessel from Hibernia National Bank ("Lender"), and OWNER intends to grant to Lender such liens and security interests (including a preferred ship mortgage, if and when obtainable), as Lender may require ("Lender's Security")."

     5. AMENDMENT TO ARTICLE XXVII. Section 27.5 shall be added to Article XXVII as follows:

              "27.5 Notwithstanding the foregoing, OWNER shall have the right to grant Lender a lien and security interest in this Agreement, the Vessel, the Vessel Work, the Components and the Materials. With Builder's prior written consent (which will not be unreasonably withheld or delayed), Lender shall have the right to assign Lender's Security and the rights of Lender thereunder and hereunder provided that such assignee assume in writing all the obligations of Lender under the Consent and Agreement dated as of June 17, 1994, among BUILDER, OWNER and Lender."

     6. RATIFICATION. BUILDER and OWNER agree that the Original Agreement shall be deemed amended in each instance where appropriate to incorporate the foregoing agreements. The parties hereto further ratify, reaffirm and adopt all of the terms and provisions of the Original Agreement as amended herein, with the same force and effect as though the Original Agreement as amended herein was set forth at length in this instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed in their respective names and by their duly authorized officers.


AVONDALE INDUSTRIES, INC.          BELLE OF ORLEANS, L.L.C.

                                   By: Bally's Louisiana, Inc.,
                                       Member

    ALBERT L. BOSSIER, JR.
By: Albert L. Bossier, Jr.
Title: President                       LEE HILL
                                   By  Lee Hill
                                   Title: Vice President

258992 TFGD